CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made as of this day of September, 1999 by and between International Cosmetics Marketing Co., a Florida corporation (the "Company"), with its principal place of business to be located at 6501 N.W. Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487 and Viking Holding Company, with an address of 1454 Stepstone Way, Lawrenceville, Georgia 30043 (the "Consultant").

                                R E C I T A L S:

         WHEREAS, Consultant has extensive contacts and experience in multi-level network marketing of consumer products; and

         WHEREAS, the Company is in the business of developing, marketing and distributing consumer products particularly at this time cosmetics using the name and image of "Beverly Sassoon"; and;

         WHEREAS, the Company desires to engage Consultant and Consultant desires to be engaged as a consultant to the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. During the term of this Consulting Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, network marketing, strategic planning, corporate organization and structure, recruiting experienced personnel and financial matters in connection with the general sales, marketing and operation of the business and products of the Company and expansion of services and products, and shall review and advise the Company regarding its overall progress, needs and condition ("Consultant Duties"). The Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby.

                  (a) The implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its products and products and promote the image of the Company and its business and products;

                  (c) The undertaking of training programs to enhance the sales and promotional skills of key marketing employees and independent contractors of the Company;

                  (d) As may from time to time be agreed upon in writing, study the products, of the Company and conduct market surveys for the products in order to maintain market share and market penetration;

                  (e) Prepare preliminary plans for marketing and advertising the Company's product including responsibility for creative design and lay-out of all marketing materials;

                  (f) Prepare rough or finished lay-outs as required and all actual copy to be used in advertisements of all types, including radio and television scripts and media presentations;

                  (g) Assist the Company in the monitoring of services provided by the Company's advertising firm, public relations firm and other professionals to be employed by the Company;

                  (h) Advise the Company relative to the continued development of a customer relations program;

                  (i) Advise the Company relative to the recruitment and employment of personnel consistent with the marketing and expansion of operations and products of the Company; and

                  (j) Advise and recommend to the Company additional products relating to the present business of the Company.

The Consultant shall provide such consulting services as reasonably may be required in order for the Consultant to achieve the goals contemplated by the preceding sentence and Section 4 of this Agreement. The Consultant shall be responsible to, and shall report to, the Company's Board of Directors.

         2. Term. The term of this Agreement shall be for 12 months commencing on the date first written above. Thereafter, this Agreement may be renewed for a subsequent term of 12 months upon the mutual written agreement of the parties.

         3. Compensation. As compensation for Consultant performing Consultant's Duties, Consultant shall receive 200,000 shares of common stock of the Company (the "Common Stock"). These shares of Common Stock shall be deemed earned subject to divestiture pursuant to paragraph 4 of this Agreement.

         The Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or the laws of any state and may not be resold unless the Common Stock is registered under the Act or an exemption from such registration is available. The Consultant is acquiring the Common Stock for its own account, for investment, and not with a view to the sale or distribution. Each certificate representing the Common Stock will have a legend thereon incorporating language as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the securities under the Act unless in the opinion of counsel, satisfactory to the Company, registration is not required under the Act."

         4. Performance Goals. The Consultant agrees that the shares of Common Stock issued as full compensation for services rendered under this Agreement are subject to waiver and forfeiture, termination and cancellation in the event Consultant has not attained certain agreed financial and service goals as determined by the Company's Board of Directors. The financial and service goals shall be based upon the following having occurred no later than 12 months from the date hereof: (i) the Company having attained sales in excess of $5,000,000; and (ii) the Company having at least 5,000 distributors. Accordingly, in the event the Consultant does not attain such goals, Consultant will be entitled to no consideration related to this Agreement for the term hereof and agrees to return and forfeit the shares of Common Stock to the Company. The Consultant further agrees that the shares of Common Stock will be held in escrow pending fulfillment of the performance goals set forth herein pursuant to an Escrow Agreement dated the date hereof and attached hereto as Exhibit A, between the Company, Consultant and Atlas, Pearlman, Trop & Borkson, P.A. Notwithstanding the foregoing, the Company may, in its sole discretion, waive the provisions of this Paragraph 4 as it relates to attaining the service and financial goals.

         5. Representations and Warranties of the Consultant. The Consultant hereby represents and warrants that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that the Consultant has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by the Consultant of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which the Consultant is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by the Consultant, will represent the valid and binding obligation of the Consultant enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         6. Confidentiality. The Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company constitutes valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, products, product formulas, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Consultant, his employees, agents and representatives shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information other than in furtherance of the Company's business.

         7. Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought. This Agreement is not assignable by the Consultant without the prior written consent of the Company, which such consent may not be forthcoming.

         8. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

         9. Relationship of the Parties. The relationship of the Consultant to the Company shall be that of independent contractor, and not employee. The Consultant shall have no authority to bind, and shall not undertake to bind, the Company as to any third party.

         10. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

         13. Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         14. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     INTERNATIONAL COSMETICS MARKETING CO.


                                     By: /s/ Sonny Spoden
                                     --------------------
                                     Sonny Spoden, Chief Financial Officer


                                     VIKING HOLDING COMPANY


                                     By: /s/ John Bird
                                     -----------------
                                     John Bird
                                     Title: Managing Partner